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EXHIBIT 23

CONSENT OF INDEPENDENT PUBLIC ACCOUNTANT

    We consent to the incorporation by reference in the Registration Statement on Form S-8 (No. 333-48604) pertaining to the New Century Energies, Inc. Employee Investment Plan for Bargaining Unit Employees and Former Non-Bargaining Unit Employees; New Century Energies, Inc. Employees' Savings and Stock Ownership Plan for Bargaining Unit Employees and Former Non-Bargaining Unit Employees; and New Century Energies, Inc. Employees' Savings and Stock Ownership Plan for Non-Bargaining Unit Employees, of our reports dated June 15, 2001, relating to the financial statements of the New Century Energies, Inc. Employee Investment Plan for Bargaining Unit Employees and Former Non-Bargaining Unit Employees; New Century Energies, Inc. Employees' Savings and Stock Ownership Plan for Bargaining Unit Employees and Former Non-Bargaining Unit Employees; and New Century Energies, Inc. Employees' Savings and Stock Ownership Plan for Non-Bargaining Unit Employees as of December 31, 2000, which appears in this Form 11-K.

/s/ Arthur Andersen LLP
Minneapolis, Minnesota, June 25, 2001

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CONSENT OF INDEPENDENT PUBLIC ACCOUNTANT